EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2002 relating to the consolidated financial statements and financial statement schedule of Activision, Inc., as of March 31, 2002 and 2001 and for each of the two years in the period ended March 31, 2002, which appears in the Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
September 24, 2002